As filed with the Securities and Exchange Commission on December 8, 2021

Registration No.____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

indie Semiconductor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	87-0913788
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

32 Journey
Aliso Viejo, California 92656

(Address of Principal Executive Offices) (Zip Code)

AY DEE Kay, LLC CLASS B UNIT PURCHASE AGREEMENTS

(Full title of the plan)

Ellen S. Bancroft
General Counsel and Secretary
indie Semiconductor, Inc.
32 Journey
Aliso Viejo, California 92656

(Name and address of agent for service)

(949) 608-0854
Telephone number, including area code, of agent for service

Copies to:

Jonathan H. Talcott
E. Peter Strand
Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue NW, Suite 900
Washington, DC 20001
Telephone: (202) 689-2800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Title of securities to be registered	Amount to be Registered		Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Class A common stock, par value $0.0001 per share	3,016,328	(3)	$12.31	$37,115,916.04	$3,440.65

(1)	Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low prices for Class A common stock on Nasdaq Capital Market on December 6, 2021, which date is within five business days prior to filing this registration statement.

(2)	Amount of the registration fee was calculated pursuant to Section 6(b) of the Securities Act and was determined by multiplying the aggregate offering price by 0.0000927.

(3)	Represents shares of common stock issuable under certain Ay Dee Kay, LLC Class B Unit Purchase Agreements. In addition to such shares, pursuant to Rule 416(a) under the Securities Act, this registration statement covers an undetermined number of shares of common stock of the registrant that may become issuable to prevent dilution from stock splits, stock dividends or similar transactions with respect to the shares registered hereunder.

INTRODUCTORY STATEMENT

This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of some or all of those shares of Class A common stock (the “Shares”) of indie Semiconductor, Inc., a Delaware corporation (“us”, “we” or the “Registrant”), referred to above that constitute “control securities” or “restricted securities,” as applicable, within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) and Instruction C of the General Instructions to Form S-8, by certain stockholders that are current and former employees, consultants, directors, and executive officers of the Registrant or its predecessors (the “Selling Stockholders”) for their own accounts. These Shares were received by the Selling Stockholders upon consummation of the business combination between Ay Dee Kay, LLC (“ADK”) and the Registrant, which resulted in the conversion into Shares of the Class B Units that were issued as equity-based compensation by ADK pursuant to the Ay Dee Kay, LLC Class B Unit Purchase Agreements.  As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS

indie Semiconductor, Inc.

3,016,328 shares of Class A Common Stock

This prospectus relates to 3,016,328 shares (the “Shares”) of Class A common stock, par value $0.0001 per share (the “Class A common stock”), of indie Semiconductor, Inc. ( “indie,” the “Company” or the “Registrant”), which may be offered from time to time by certain stockholders that are current or former employees, consultants, and advisors of the Registrant (the “Selling Stockholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were acquired by the Selling Stockholders pursuant to certain Aye Dee Kay, LLC Class B Unit Purchase Agreements (the “Class B Agreements”).

The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Stockholders may sell any, all or none of the Shares and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of this Registration Statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the Class A common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of Shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

Our Class A common stock and our public warrants are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “INDI” and “INDIW,” respectively. On December 7, 2021, the closing price of our Class A common stock was $13.58 and the closing price for our public warrants was $4.57.

The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act of 1933, as amended (the “Securities Act”).

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 2 of this prospectus.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 8, 2021.

You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

“indie”, our logo, and other trademarks or trade names of indie Semiconductor, Inc. appearing in this prospectus are our property. This prospectus also contains trademarks and trade names of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

Unless the context otherwise requires, we use the terms “we,” “us” and “our” in this prospectus to refer to indie Semiconductor, Inc. and its consolidated subsidiaries.

i

THE COMPANY

indie Semiconductors, Inc.

indie is empowering the Autotech revolution with next generation automotive semiconductors and software platforms. We focus on edge sensors for Advanced Driver Assistance Systems including LiDAR, connected car, user experience and electrification applications. These technologies represent the core underpinnings of both electric and autonomous vehicles, while the advanced user interfaces transform the in-cabin experience to mirror and seamlessly connect to the mobile platforms we rely on every day. We are an approved vendor to Tier 1 partners who provide parts or systems directly to original equipment manufacturers (“OEMs”), and as a result, our solutions can be found in marquee automotive OEMs around the world. Headquartered in Aliso Viejo, CA, indie has design centers and sales offices in Austin, TX; Boston, MA; Detroit, MI; Phoenix, AZ; San Francisco and San Jose, CA; Budapest, Hungary; Dresden, Germany; Edinburgh, Scotland; Haifa, Israel; Quebec City, Canada; Tokyo, Japan; and several locations throughout China.

Recent Developments

On October 12, 2021, indie completed the acquisition (the “Acquisition”) of all of the outstanding capital stock of TeraXion Inc., a Canadian company (“TeraXion”), from the existing stockholders of TeraXion. The Acquisition was consummated pursuant to a Share Purchase Agreement dated August 27, 2021 (the “Purchase Agreement”). The total consideration paid for the Acquisition consisted of: (i) the payment by indie of approximately $80 million in cash; (ii) the issuance by indie of 5,805,144 shares of indie Class A common stock; and (iii) the assumption by indie of TeraXion options, which after the closing of the Acquisition, became exercisable to purchase up to 1,542,332 shares of indie Class A common stock.

In addition, on October 22, 2021, we entered into a definitive agreement with Analog Devices, Inc., a Massachusetts corporation (“ADI”), pursuant to which our wholly-owned German subsidiary will purchase all of the capital stock of Symeo GmbH for an aggregate purchase price of up to $30 million. Symeo is ADI’s Munich-based radar division consisting of approximately 35 team members, which specializes in radar hardware and software development for emerging safety system applications. Symeo’s industry-leading RF and sensor technology enables real-time position detection and distance measurement for high precision radar solutions.

On October 1, 2021, we entered into a definitive agreement and subsequently completed the acquisition of ON Design Israel Ltd. (“ON Design Israel”), for $5.0 million in cash at closing, $7.5 million of cash in 2022 and up to $7.5 million of cash based on design win performance.

Corporate Information

Our principal executive offices are located at 32 Journey, Aliso Viejo, California 92656. Our telephone number is (949) 608-0854. Our website address is www.indiesemi.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS

Investing in our Class A common stock involves risks. You should carefully consider the risks and uncertainties set forth under the caption “Risk Factors” in our Registration Statement on Form S-1, as amended (File No. 333-257629), filed with the SEC on July 2, 2021, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with all of the other information contained or incorporated by reference in this prospectus, before deciding to invest in our Class A common stock. Our business, financial condition, results of operations and prospects could be materially and adversely affected by any of these risks or uncertainties. In that case, the trading price of our Class A common stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties that we are unaware of or that we currently see as immaterial may also adversely affect our business.

SPECIAL Note Regarding Forward-Looking Statements

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus include statements about:

●	the expected benefits of the business combination between Thunder Bridge Acquisition II, Ltd. and Ay Dee Kay, LLC, dba indie Semiconductor (the “Business Combination”) and our acquisitions of TeraXion, Inc. and Symeo GmbH;

●	our future financial performance;

●	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, margins, cash flows, prospects and plans;

●	the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto;

●	our expansion plans and opportunities; and

●	the outcome of any known and unknown regulatory proceedings.

The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions and are based largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including those described in the section titled “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon these forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievements. Moreover, the forward-looking statements made or incorporated by reference in this prospectus relate only to the events as of the date on which the statements are made. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this prospectus or the documents incorporated by reference herein or to conform these statements to actual results or revised expectations, except as required by law.

You should read this prospectus, the documents incorporated herein and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the Registration Statement of which this prospectus is a part with the understanding that our actual future results, performance, and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

This prospectus relates to the resale by the Selling Stockholders from time to time of up to 3,016,328 shares of Class A common stock issued to the Selling Stockholders in connection with the Aye Dee Kay, LLC Class B Unit Purchase Agreements. The Selling Stockholders may from time to time offer and sell any or all of the Class A common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Stockholders’ interest in the shares of Class A common stock after the date of this prospectus.

The following table sets forth information concerning the shares of Class A common stock that may be offered from time to time by each Selling Stockholder. We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares of Class A common stock. In particular, the Selling Stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities in transactions exempt from registration under the Securities Act.

The following table sets forth certain information provided by or on behalf of the Selling Stockholders concerning the Class A common stock that may be offered from time to time by each Selling Stockholder with this prospectus. See “Plan of Distribution.” For the purposes of this following table, we have assumed that the Selling Stockholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

The percentage ownership of voting securities in the following table is based on 112,287,610 shares of our Class A common stock deemed issued and 33,827,371 shares of our Class V common stock deemed issued and outstanding. This amount includes 101,482,466 shares of our Class A common stock deemed issued and 33,827,831 shares of our Class V common stock deemed issued and outstanding as of September 30, 2021 and also includes the 5,805,144 shares of Class A common stock issued on October 12, 2021 to the Selling Stockholders in the TeraXion acquisition as well as 5,000,000 shares of Class A common stock issued on November 15, 2021 as the result of achieving the First Earnout Milestone as if such shares were issued and outstanding as of September 30, 2021. The 5,054,113 shares of Class A common stock issued in the TeraXion acquisition are held in escrow or are restricted Class A common stock that are issued but are considered beneficially owned as of September 30, 2021 because such shares carry voting rights even though they are subject to forfeiture. The beneficial ownership information in this table excludes the shares underlying outstanding warrants, any shares issued upon achievement of the earn-out in the Business Combination after September 30, 2021, and shares subject to outstanding grants or awards under the Equity Incentive Plan. None of the Selling Stockholders own or are offering for sale any shares of Class V common stock.

Selling Stockholder (1)	Shares of Class A Common Stock Beneficially Offered	Common Stock Beneficially Owned After the Offered Shares are Sold	% of Common Stock Beneficially Owned After the Offered Shares are Sold
Karl-Thomas Neuman)	417,004	—	—%
William Woodward	514,305	—	—
Thomas Schiller	2,085,019	—	1.43

*	Less than one percent
(1)	The address of all of the Selling Stockholders is c/o indie Semiconductor, Inc. 32 Journey, Aliso Viejo, CA 92656.

PLAN OF DISTRIBUTION

We are registering for resale by the Selling Stockholders from time to time up to 3,016,328 shares of Class A common stock. We will not receive any proceeds from the sale of shares of Class A common stock by the Selling Stockholders. The aggregate proceeds to the Selling Stockholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Stockholders.

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the securities. We are required to pay all other fees and expenses incident to the registration of the shares of our Class A common stock to be offered and sold pursuant to this prospectus.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Stockholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Stockholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.

The Selling Stockholders may sell their shares by one or more of, or a combination of, the following methods:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the offered securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of Nasdaq;

●	through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	through the distribution of the securities by any Selling Stockholder to its partners, members or stockholders

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	settlement of short sales entered into after the effective date the registration statement of which this prospectus is a part;

●	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	in privately negotiated transactions;

●	in options transactions;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

There can be no assurance that the Selling Stockholders will sell all or any of the securities offered by this prospectus. In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. The Selling Stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the . The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Nelson Mullins Riley & Scarborough LLP, Washington, D.C. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The audited financial statements of Thunder Bridge Acquisition II, Ltd. incorporated by reference herein and elsewhere in the registration statement have been so incorporated in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Ay Dee Kay, LLC as of December 31, 2020 and 2019, and for each of the years in the two-year period ended December 31, 2020, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 and 2019 consolidated financial statements contains an explanatory paragraph that states that indie’s recurring losses from operations, negative cash flows from operating activities and net capital deficiency raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

●	The Registrant’s prospectus filed on or about August 16, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-257629);

●	the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2021 and September 30, 2021, filed respectively with the SEC on August 13, 2021 and November 12, 2021;

●	the Company’s Current Reports on Form 8-K filed with the SEC on June 16, 2021, July 21, 2021, September 2, 2021, October 15, 2021 and October 25, 2021; and

●	the description of the Registrant’s Common Stock set forth in the Registrant’s registration statement on Form 8-A filed with the SEC on June 10, 2021, and any amendment or report filed with the SEC for the purposes of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.

Our website address is www.indiesemi.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K and Forms 3, 4 and 5 with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

indie Semiconductor, Inc.

3,016,328 shares of Class A Common Stock

REOFFER PROSPECTUS

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registration Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by indie Semiconductor, Inc. (the “Registrant”) with the U.S. Securities and Exchange Commission (“SEC”) are hereby incorporated by reference into this registration statement (in each case excluding any information furnished and not filed according to applicable rules, such as information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

●	the Company’s prospectus dated July 13, 2021 filed under Rule 424(b) of the Securities Act on August 16, 2021;

●	the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2021 and September 30, 2021, filed respectively with the SEC on August 13, 2021 and November 12, 2021;

●	the Company’s Current Reports on Form 8-K filed with the SEC on June 16, 2021, July 21, 2021, September 2, 2021, October 15, 2021 and October 25, 2021; and

●	the description of the Registrant’s Common Stock set forth in the Registrant’s registration statement on Form 8-A filed with the SEC on June 10, 2021, and any amendment or report filed with the SEC for the purposes of updating such description.

All documents subsequently filed with the SEC by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1943, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement (in each case excluding any information furnished and not filed according to applicable rules, such as information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s certificate of incorporation and bylaws provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s certificate of incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in its certificate of incorporation. Each indemnification agreement provides for indemnification and advancements by the registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the registrant or, at the registrant’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The registrant believes that these provisions and agreements are necessary to attract qualified directors.

The registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant, and (2) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to any indemnification provision contained in the registrant’s certificate of incorporation and bylaws or otherwise as a matter of law.

The foregoing summaries are necessarily subject to the complete text of the statute, the registrant’s certificate of incorporation and bylaws, as amended to date, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The exhibits required to be filed as part of this registration statement are listed in the Exhibit Index set forth below immediately preceding the signature page to this registration statement.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of indie Semiconductor, Inc., filed with the Secretary of State of Delaware on June 10, 2021 (incorporated by reference to Exhibit 3.1 of Form 8-K filed by the registrant with the SEC on June 16, 2021).

4.2	Amended and Restated Bylaws of indie Semiconductor, Inc. (incorporated by reference to Exhibit 3.2 of Form 8-K filed by the registrant with the SEC on June 16, 2021).

4.3	Ay Dee Kay, LLC Class B Unit Agreement with Karl-Thomas Neuman *+

4.4	Ay Dee Kay, LLC Class B Unit Agreement with William Woodward *+

4.5	Ay Dee Kay, LLC Class B Unit Agreement with Tom Schiller *+

5.1	Opinion of Nelson Mullins Riley & Scarborough LLP *

23.1	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1).*

23.2	Consent of KPMG LLP, independent registered public accounting firm.*

23.3	Consent of Grant Thornton LLP *

24.1	Power of Attorney (included on the signature page hereto).*

*	Filed herewith
+	Denotes compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on December 8, 2021.

INDIE SEMICONDUCTOR, INC.

By:	/s/ Donald McClymont
	Name:	Donald McClymont
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald McClymont and Tom Schiller, and each of them acting alone, with full power of substitution, such person’s true and lawful attorney-in-fact and agent for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to comply with the Securities Act of 1933 and any rules or regulations or requirements of the SEC in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on December 8, 2021:

Signature	Title

/s/ Donald McClymont	Chief Executive Officer and Director
Donald McClymont	(Principal Executive Officer)

/s/ Thomas Schiller	Chief Financial Officer and EVP of Strategy
Thomas Schiller	(Principal Financial and Accounting Officer)

/s/ David Aldrich	Chairman of the Board of Directors
David Aldrich

/s/ Ichiro Aoki	President and Director
Ichiro Aoki

/s/ Diane Brink	Director
Diane Brink

/s/ Peter Kight	Director
Peter Kight

/s/ Karl-Thomas Neumann	Director
Karl-Thomas Neumann

/s/ Jeffrey Owens	Director
Jeffrey Owens

/s/ Sonalee Parekh	Director
Sonalee Parekh

/s/ William Woodward	Director
William Woodward